UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 5, 2023

QMIS TBS CAPITAL GROUP CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-238872	32-0619708
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

100 N.Barranca St.#1000

West Covina, CA. 91791

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

917-675-3214

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On October 5, 2023, Chin Hua Fung submitted a letter of resignation from his position as a director of QMIS TBS Capital Group Corp., a Delaware corporation (the “Company”), to take effect on November 6, 2023.  Mr. Chin has resigned to pursue other interests.  The Company’s Board of Directors accepted the Mr. Chin’s resignation, and thanked him for his service to the Company.

Mr. Chin was appointed to the Company’s Board of Directors on November 11, 2022.

There were no disagreements between Mr. Chin and the Company on any matter relating to the Company’s operations, policies or practices that resulted in Mr. Chin’s resignation.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

Exhibit Number	Description

17	Letter from Chin Hua Fung regarding resignation as Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QMIS TBS CAPITAL GROUP CORP.

By:	/s/ Yung Kong Chin
Yung Kong Chin
Chief Executive Officer, President
(Principal Executive Officer)

Date: October 6, 2023